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                                                                  EX-99.906 CERT

Advantus Series Fund, Inc.
Exhibit 10(b) to Form N-CSR


                                  CERTIFICATION

                         PURSUANT TO SECTION 906 OF THE

                           SARBANES-OXLEY ACT OF 2002

         We, Dianne M. Orbison, President and principal executive officer, and Gary M. Kleist, Treasurer and principal financial officer, of Advantus Series Fund, Inc. (the "Fund"), hereby certify as follows with respect to the Report of the Fund on Form N-CSR for the period ended December 31, 2003, (the "Report") filed herewith:

         1.   We have reviewed the Report;

         2. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

         3. The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Fund.

                                      Executed this 5th day of March, 2004
                                      In St. Paul, Minnesota


                                      /s/ Dianne M. Orbison
                                      ------------------------------------------
                                      Dianne M. Orbison, President


                                      /s/ Gary M. Kleist

                                      ------------------------------------------
                                      Gary M. Kleist, Treasurer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.